
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM UNIVISION
COMMUNICATION INC. AND SUBSIDIARIES STATEMENT OF EARNINGS AND BALANCE SHEET AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                          10,660
<SECURITIES>                                         0
<RECEIVABLES>                                  125,433
<ALLOWANCES>                                     8,584
<INVENTORY>                                          0
<CURRENT-ASSETS>                               138,754
<PP&E>                                         161,371
<DEPRECIATION>                                  37,518
<TOTAL-ASSETS>                                 967,755
<CURRENT-LIABILITIES>                          144,029
<BONDS>                                        460,830
<PREFERRED-MANDATORY>                           12,120
<PREFERRED>                                          0
<COMMON>                                           853
<OTHER-SE>                                     345,376
<TOTAL-LIABILITY-AND-EQUITY>                   967,755
<SALES>                                        459,741
<TOTAL-REVENUES>                               459,741
<CGS>                                          159,619
<TOTAL-COSTS>                                  159,619
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                 1,312
<INTEREST-EXPENSE>                              40,147
<INCOME-PRETAX>                                 63,694
<INCOME-TAX>                                  (19,465)
<INCOME-CONTINUING>                             83,159
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    83,159
<EPS-PRIMARY>                                     0.97<F1>
<EPS-DILUTED>                                     0.71<F1>

<F1> On December 3, 1997, the Board of Directors approved a two-for-one stock split for all common stockholders of record as of December 17, 1997. The common stock split became effective on January 12, 1998, and each stockholder received one new share of common stock for each outstanding share of the Company's common stock held as of the record date. All references to the number of shares and to per-share data included in the consolidated financial statements and footnotes in the 1997 Annual Report on Form 10K have been adjusted to reflect the stock split on a retroactive basis. Financial Data Schedules for periods prior to December 31, 1997 have not been restated other than for earnings per share amounts.

